Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated April 1, 2019 and April 2, 2018, relating to the consolidated financial statements of Innovus Pharmaceuticals, Inc., as of December 31, 2018 and 2017, which is contained in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

December 23, 2019